Exhibit 99.1
EARNINGS RELEASE
By:    Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

CONTACTS:	R. Jordan Gates Bradley S. Powell
President and Chief Operating Officer    Senior Vice President and Chief Financial Officer
(206) 674-3427     (206) 674-3412
FOR IMMEDIATE RELEASE
__________________________________________________________________________________________________________________________________________________________________________
EXPEDITORS REPORTS SECOND QUARTER 2014 EPS OF $0.46 PER SHARE 1
SEATTLE, WASHINGTON - August 5, 2014, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced net earnings attributable to shareholders of $91,302,000 for the second quarter of 2014, as compared with $92,315,000 for the same quarter of 2013, a decrease of (1)%. Net revenues2 for the second quarter of 2014 increased 3% to $484,714,000 as compared with $471,872,000 for the same quarter in 2013. Total revenues and operating income were $1,599,141,000 and $142,443,000 in the second quarter of 2014, as compared with $1,503,224,000 and $143,579,000 for the same quarter of 2013, an increase of 6% and decrease of (1)%, respectively. Diluted net earnings attributable to shareholders per share for the second quarter were $0.46, as compared with $0.45 for the same quarter in 2013, an increase of 2%.
For the six months ended June 30, 2014, net earnings attributable to shareholders was $175,126,000, as compared with $172,630,000 in 2013, an increase of 1%. Net revenues for the six months increased to $949,300,000 from $919,879,000 for 2013, up 3%. Total revenues and operating income for the six months were $3,090,786,000 and $277,646,000 in 2014, as compared with $2,916,432,000 and $272,097,000 for the same period in 2013, increases of 6% and 2%, respectively. Diluted net earnings attributable to shareholders per share for the first two quarters of 2014 were $0.88, as compared with $0.83 for the same period of 2013, an increase of 6%.
“Our second quarter ocean and airfreight volume increases of 12% and 6%, respectively, provided encouraging revenue growth. We also saw strong revenue growth in our customs brokerage and other services product. While pricing volatility still presents challenges, we feel very good about expanding our ocean freight and airfreight market share in key markets,” said Jeffrey S. Musser, President and CEO. “From a geographic perspective, our efforts during the last year to expand our European-based business showed up in European operating income growth. These European results compensated for weaker Americas’ growth and an actual decline in Asia Pacific results. We did benefit from a favorable experience in our health insurance program which resulted in a $5.4 million reduction in salaries and related costs. Our other expense line item saw an increase of $6.0 million, none of which were individually significant. This also included the benefit of the transition to a value added tax system in certain jurisdictions in the second quarter of 2013; consulting fees and costs associated with the Company's current strategic assessment and recent organizational changes; and the accrual of claims, all which, in the aggregate, total approximately $3.5 million. Operating income as a percentage of net revenue was 29.4%, slightly below our target of 30%. We will be actively addressing the factors that contributed to this shortfall during the next several quarters,” Musser went on to say.
“Looking forward to the remainder of 2014, our priority will be to refine and implement the tactical plans supporting the outcome of our strategic assessment. We will also continue to focus on customer service, market share expansion and opportunities to leverage operating efficiencies,” Musser continued. “The assessment process will necessitate a reallocation of resources. This will require us to focus very carefully on optimizing existing resources to internally fund our strategic objectives without requiring excessive additions to overall headcount. We’re grateful for the enthusiasm with which our employees have embraced the organizational changes we’ve made thus far. We look forward to their further involvement and participation as we complete and implement the outcome of our strategic assessment. We understand that only through engaging with and effectively supporting our employees can we meet the requirements of our customers and the expectations of our shareholders. Our employees in turn understand that they become the primary beneficiaries of increased opportunities which result from satisfied customers and gratified shareholders. We're grateful for their continued loyalty and commitment,” Musser concluded.
Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 185 full-service offices and numerous satellite locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing distribution and customized logistics solutions.

_______________________
1Diluted earnings attributable to shareholders per share.
2Non-GAAP measure calculated as revenues less directly related operating expenses attributable to the Company's principal services. See reconciliation on the last page of this release.
3Operating margin is calculated as operating income divided by net revenues.
NOTE: See Disclaimer on Forward-Looking Statements on the following page of this release.

Expeditors International of Washington, Inc.
Second Quarter 2014 Earnings Release, August 5, 2014
Financial Highlights for the Three and Six months ended June 30, 2014 and 2013 (Unaudited)
(in 000's of US dollars except share data)

	Three months ended June 30,			Six months ended June 30,
	2014	2013	% Change	2014	2013	% Change
Revenues	$1,599,141	$1,503,224	6%	$3,090,786	$2,916,432	6%
Net revenues[1]	$484,714	$471,872	3%	$949,300	$919,879	3%
Operating income	$142,443	$143,579	(1)%	$277,646	$272,097	2%
Net earnings attributable to shareholders	$91,302	$92,315	(1)%	$175,126	$172,630	1%
Diluted earnings attributable to shareholders	$0.46	$0.45	2%	$0.88	$0.83	6%
Basic earnings attributable to shareholders	$0.46	$0.45	2%	$0.88	$0.84	5%
Diluted weighted average shares outstanding	197,126,243	207,192,534		199,482,932	207,421,805
Basic weighted average shares outstanding	196,451,912	206,444,464		198,772,260	206,459,701
_______________________
1Non-GAAP measure calculated as revenues less directly related operating expenses attributable to the Company's principal services. See reconciliation on the last page of this release.
During the six month period ended June 30, 2014, the Company repurchased 7,516,397 shares of common stock, net of issuances.

	Employee headcount as of June 30
	2014	2013
North America	5,032	4,761
Asia Pacific	3,826	3,881
Europe and Africa	2,325	2,349
Middle East and India	1,229	1,213
Latin America	725	679
Information Systems	638	628
Corporate	307	270
Total	14,082	13,781

	Year-over-year percentage increase in:
	Airfreight kilos	Ocean freight FEU
2014
April [2]	10%	12%
May	5%	10%
June	2%	12%
Quarter	6%	12%
_______________________
2Reported on an interim basis on June 10, 2014, Item 7.01 Regulation FD Disclosure on Form 8-K as 8% and subsequently revised to 10% as part of quarter-end review process.
Investors may submit written questions via e-mail to: investor@expeditors.com. Questions received by the end of business on August 8, 2014 will be considered in management's 8-K “Responses to Selected Questions” expected to be filed on or about August 18, 2014.

Disclaimer on Forward-Looking Statements:
Certain portions of this release contain forward-looking statements which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties, including comments on ability to grow revenues, maintain margins during periods of pricing volatility, maintain or grow market share in key markets, expand European-based business, maintain or improve operating income as a percentage of net revenue, improve operational processes, leverage operating efficiencies or optimize existing resources, successfully reallocate resources, control costs and headcount, and successfully complete and implement comprehensive strategic reassessment to improve alignment and operations. Actual future results and trends may differ materially from historical results or those projected in any forward-looking statements depending on a variety of factors including, but not limited to, our ability to maintain consistent and stable operating results, future success of our business model, ability to control costs and perpetuate profits, changes in customer demand for Expeditors’ services caused by a general economic slow-down, customers’ inventory build-up, decreased consumer confidence, volatility in equity markets, energy prices, political changes, foreign exchange rates, regulatory actions or changes or the unpredictable acts of competitors and other risks, risk factors and uncertainties detailed in our Annual Report as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	June 30, 2014	December 31, 2013
Assets
Current Assets:
Cash and cash equivalents	$970,561	$1,247,652
Short-term investments	86,149	26,337
Accounts receivable, net	1,150,531	1,073,500
Deferred Federal and state income taxes	19,148	18,396
Other current assets	84,081	49,384
Total current assets	2,310,470	2,415,269
Property and equipment, net	556,228	563,064
Goodwill	7,927	7,927
Other assets, net	55,315	28,552
	$2,929,940	$3,014,812
Liabilities and Equity
Current Liabilities:
Accounts payable	717,141	648,156
Accrued expenses, primarily salaries and related costs	220,753	200,301
Federal, state and foreign income taxes	24,337	21,743
Total current liabilities	962,231	870,200
Deferred Federal and state income taxes	70,572	58,281

Commitments and contingencies

Shareholders’ Equity:
Preferred stock; none issued	—	—
Common stock, par value $0.01 per share. Issued and outstanding 195,036,823 shares at June 30, 2014 and 202,553,220 shares at December 31, 2013	1,951	2,025
Additional paid-in capital	2,701	1,647
Retained earnings	1,893,771	2,087,376
Accumulated other comprehensive loss	(3,609)	(6,265)
Total shareholders’ equity	1,894,814	2,084,783
Noncontrolling interest	2,323	1,548
Total equity	1,897,137	2,086,331
	$2,929,940	$3,014,812

05-August-2014	Expeditors International of Washington, Inc.	Page 3 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings
(In thousands, except share data)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues:
Airfreight services	$667,257	$642,969	$1,314,395	$1,263,343
Ocean freight and ocean services	536,438	492,007	1,005,662	937,486
Customs brokerage and other services	395,446	368,248	770,729	715,603
Total revenues	1,599,141	1,503,224	3,090,786	2,916,432
Operating Expenses:
Airfreight services	503,213	483,016	986,095	947,935
Ocean freight and ocean services	423,716	380,727	791,091	725,650
Customs brokerage and other services	187,498	167,609	364,300	322,968
Salaries and related costs	260,767	255,569	516,709	503,986
Rent and occupancy costs	25,401	24,712	50,563	48,905
Depreciation and amortization	12,417	11,674	24,799	22,952
Selling and promotion	9,291	8,328	17,464	15,585
Other	34,395	28,010	62,119	56,354
Total operating expenses	1,456,698	1,359,645	2,813,140	2,644,335
Operating income	142,443	143,579	277,646	272,097
Other Income (Expense):
Interest income	2,764	3,070	5,461	6,313
Other, net	3,190	4,325	2,909	5,856
Other income, net	5,954	7,395	8,370	12,169
Earnings before income taxes	148,397	150,974	286,016	284,266
Income tax expense	56,669	58,311	110,093	110,993
Net earnings	91,728	92,663	175,923	173,273
Less net earnings attributable to the noncontrolling interest	426	348	797	643
Net earnings attributable to shareholders	$91,302	$92,315	$175,126	$172,630
Diluted earnings attributable to shareholders per share	$0.46	$0.45	$0.88	$0.83
Basic earnings attributable to shareholders per share	$0.46	$0.45	$0.88	$0.84
Dividends declared and paid per common share	$0.32	$0.30	$0.32	$0.30
Weighted average diluted shares outstanding	197,126,243	207,192,534	199,482,932	207,421,805
Weighted average basic shares outstanding	196,451,912	206,444,464	198,772,260	206,459,701

05-August-2014	Expeditors International of Washington, Inc.	Page 4 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
Operating Activities:
Net earnings	$91,728	$92,663	$175,923	$173,273
Adjustments to reconcile net earnings to net cash from operating activities:
Provision for losses (recoveries) on accounts receivable	496	100	(619)	1,041
Deferred income tax expense	2,891	5,818	10,085	12,940
Excess tax benefits from stock plans	(495)	(584)	(984)	(1,683)
Stock compensation expense	11,877	11,040	22,171	22,045
Depreciation and amortization	12,417	11,674	24,799	22,952
Other	68	241	206	449
Changes in operating assets and liabilities:
Increase in accounts receivable	(84,618)	(48,223)	(72,390)	(9,367)
Increase in accounts payable and accrued expenses	61,377	45,080	90,923	43,690
Increase in income taxes payable, net	(47,370)	(33,692)	(29,165)	(15,474)
Increase in other current assets	(3,485)	(91)	(2,206)	(576)
Net cash from operating activities	44,886	84,026	218,743	249,290
Investing Activities:
Decrease (increase) in short-term investments, net	342	(89,803)	(59,812)	(89,765)
Purchase of property and equipment	(9,635)	(17,141)	(18,395)	(27,209)
Escrow deposit for land acquisition	(27,101)	—	(27,101)	—
Other, net	(1,536)	1,264	134	820
Net cash from investing activities	(37,930)	(105,680)	(105,174)	(116,154)
Financing Activities:
Proceeds from issuance of common stock	22,125	7,548	30,017	18,477
Repurchases of common stock	(131,391)	(21,600)	(358,116)	(39,281)
Excess tax benefits from stock plans	495	584	984	1,683
Dividends paid	(62,807)	(61,899)	(62,807)	(61,899)
Purchase of noncontrolling interest	—	—	—	(7,730)
Distribution to noncontrolling interest	—	—	(85)	—
Net cash from financing activities	(171,578)	(75,367)	(390,007)	(88,750)
Effect of exchange rate changes on cash and cash equivalents	4,137	(11,557)	(653)	(19,119)
(Decrease) increase in cash and cash equivalents	(160,485)	(108,578)	(277,091)	25,267
Cash and cash equivalents at beginning of period	1,131,046	1,394,687	1,247,652	1,260,842
Cash and cash equivalents at end of period	$970,561	$1,286,109	$970,561	$1,286,109
Taxes paid:
Income taxes	$105,963	$85,195	$133,459	$112,146

05-August-2014	Expeditors International of Washington, Inc.	Page 5 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Business Segment Information
(In thousands)
(Unaudited)

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	ASIA PACIFIC	EUROPE and AFRICA	MIDDLE EAST and INDIA	ELIMI- NATIONS	CONSOLI- DATED
Three months ended June 30, 2014:
Revenues from unaffiliated customers	$416,454	55,343	22,003	780,834	244,642	79,865	—	1,599,141
Transfers between geographic areas	22,408	2,587	5,567	12,393	9,468	5,238	(57,661)	—
Total revenues	$438,862	57,930	27,570	793,227	254,110	85,103	(57,661)	1,599,141
Net revenues	$200,106	25,533	16,648	138,445	78,638	25,344	—	484,714
Operating income	$59,780	7,001	4,676	51,436	14,219	5,331	—	142,443
Identifiable assets	$1,328,312	110,498	57,588	743,190	511,149	173,425	5,778	2,929,940
Capital expenditures	$5,547	422	171	1,907	1,262	326	—	9,635
Depreciation and amortization	$7,879	296	227	2,108	1,471	436	—	12,417
Equity	$1,044,386	72,681	35,578	481,899	204,952	94,390	(36,749)	1,897,137
Three months ended June 30, 2013:
Revenues from unaffiliated customers	$395,495	56,626	21,421	749,282	206,020	74,380	—	1,503,224
Transfers between geographic areas	23,217	2,516	5,614	11,605	9,189	4,559	(56,700)	—
Total revenues	$418,712	59,142	27,035	760,887	215,209	78,939	(56,700)	1,503,224
Net revenues	$193,509	25,440	15,522	141,439	71,068	24,894	—	471,872
Operating income	$58,310	7,887	4,601	54,781	11,613	6,387	—	143,579
Identifiable assets	$1,531,739	101,721	53,795	809,827	418,077	155,058	(6,552)	3,063,665
Capital expenditures	$4,354	708	145	11,056	563	315	—	17,141
Depreciation and amortization	$7,276	197	229	1,983	1,550	439	—	11,674
Equity	$1,209,762	65,897	33,272	606,793	166,891	75,418	(36,091)	2,121,942

Six months ended June 30, 2014:
Revenues from unaffiliated customers	$817,193	106,927	42,632	1,495,218	472,150	156,666	—	3,090,786
Transfers between geographic areas	42,419	4,962	10,771	24,402	18,425	10,100	(111,079)	—
Total revenues	$859,612	111,889	53,403	1,519,620	490,575	166,766	(111,079)	3,090,786
Net revenues	$392,188	51,694	32,005	271,719	151,695	49,999	—	949,300
Operating income	$111,678	15,376	9,535	104,277	25,285	11,495	—	277,646
Identifiable assets	$1,328,312	110,498	57,588	743,190	511,149	173,425	5,778	2,929,940
Capital expenditures	$9,475	686	472	5,033	2,114	615	—	18,395
Depreciation and amortization	$15,731	576	439	4,216	2,963	874	—	24,799
Equity	$1,044,386	72,681	35,578	481,899	204,952	94,390	(36,749)	1,897,137
Six months ended June 30, 2013:
Revenues from unaffiliated customers	$769,869	108,355	41,285	1,443,419	408,533	144,971	—	2,916,432
Transfers between geographic areas	43,243	5,060	10,490	22,235	18,069	8,886	(107,983)	—
Total revenues	$813,112	113,415	51,775	1,465,654	426,602	153,857	(107,983)	2,916,432
Net revenues	$373,852	49,221	29,933	276,989	141,682	48,202	—	919,879
Operating income	$105,663	14,499	8,690	107,665	23,539	12,041	—	272,097
Identifiable assets	$1,531,739	101,721	53,795	809,827	418,077	155,058	(6,552)	3,063,665
Capital expenditures	$9,733	895	404	13,608	1,761	808	—	27,209
Depreciation and amortization	$14,033	404	470	3,971	3,179	895	—	22,952
Equity	$1,209,762	65,897	33,272	606,793	166,891	75,418	(36,091)	2,121,942

05-August-2014	Expeditors International of Washington, Inc.	Page 6 of 7

Net Revenues (Non-GAAP measure)

We commonly refer to the term “net revenues” when commenting about our Company and the results of its operations. Net revenues are a Non-GAAP measure calculated as revenues less directly related operations expenses attributable to the Company's principal services. We believe that net revenues are a better measure than are total revenues when analyzing and discussing our effectiveness in managing our principal services since total revenues earned as a freight consolidator must consider the carriers' charges to us for carrying the shipment, whereas revenues earned in other capacities include primarily the commissions and fees earned by us. Net revenue is one of our primary operational and financial measures and demonstrates our ability to concentrate and leverage purchasing power through effective consolidation of shipments from customers utilizing a variety of transportation carriers and optimal routings. Using net revenues also provides a commonality for comparison among various services. The following table presents the calculation of net revenues.

	Three months ended		Six months ended
	June 30,		June 30,
(in thousands)	2014	2013	2014	2013
Total revenues	$1,599,141	$1,503,224	$3,090,786	$2,916,432
Expenses:
Airfreight services	503,213	483,016	986,095	947,935
Ocean freight and ocean services	423,716	380,727	791,091	725,650
Customs brokerage and other services	187,498	167,609	364,300	322,968
Net revenues	$484,714	$471,872	$949,300	$919,879

05-August-2014	Expeditors International of Washington, Inc.	Page 7 of 7